EXHIBIT 99.1

Company Contact:
RELM Wireless Corporation
William Kelly, EVP & CFO
(321) 984-1414

RELM Wireless Reports First Quarter 2011 Results

WEST MELBOURNE, Florida -- May 4, 2011 -- RELM Wireless Corporation (NYSE Amex: RWC) today announced its financial and operating results for the quarter ended March 31, 2011.

For the quarter ended March 31, 2011, sales totaled approximately $6.7 million, compared with approximately $6.4 million for the first quarter last year.  Pretax loss for the quarter ended March 31, 2011 was approximately $688,000 compared with pretax income of approximately $2,000 for the first quarter last year.  The Company did not record any income tax expense or benefit for the first quarter 2011, compared with tax expense of $1,000 for the same quarter last year.  Net loss for the quarter ended March 31, 2011 was approximately $688,000, or $0.05 per share, compared with net income of $1,000, or $0.00 per diluted share, for the same quarter last year.

Gross profit margin for the first quarter 2011 was 38.7% of sales, versus 46.0% of sales for the same quarter last year.  Selling, general and administrative expenses totaled approximately $3.2 million (48.4% of sales) for the first quarter 2011, compared with $3.0 million (45.7% of sales) for the first quarter last year.

The Company had approximately $19.8 million in working capital as of March 31, 2011, of which $8.2 million was comprised of cash and trade receivables.  This compares with working capital of $19.7 million as of December 31, 2010, of which $9.0 million was comprised of cash and trade receivables. The Company had long-term debt of $2.3 million outstanding under its revolving credit facility at March 31, 2011, which represents an increase of $300,000 from December 31, 2010.

RELM President and Chief Executive Officer David Storey commented, “Our first quarter 2011 total sales performance was slightly improved from the same quarter last year.  Our gross margins, however, were negatively impacted by higher than customary product costs related to the early production of some of our new products.  Such circumstances are not uncommon.  Our manufacturing team is actively managing our processes for improvement, and we anticipate that these costs will decline as we progress in coming months.  Also contributing to the first quarter 2011 results, our SG&A expenses increased relative to the first quarter last year, due in large part to additional amortization of capitalized software related to new products.  This amortization commenced with the launch of our new products in the fourth quarter 2010 and was not recorded for the first quarter last year.  The completion of some development projects and the launch of new products have enabled us to reduce related engineering expenses going forward.”

Mr. Storey continued, “Generally, market conditions were challenging for us in the first quarter.  Agencies of the U.S. Government represent a significant portion of our customers and sales.  Federal purchases of our products during the quarter were constrained by the lack of an approved federal budget for the fiscal year ending September 30, 2011.  We are hopeful that the April 15th enactment of the federal 2011 budget will yield an increase in land mobile radio purchases for the remainder of the federal government’s 2011 fiscal year.  Meanwhile, we are aggressively pursuing our non-federal sales programs, particularly with state and local governments.  These efforts, we believe, will be enhanced with the addition of our P25 trunking products.  Although the recent business climate has been difficult, our broader line of products and capabilities combined with the extraordinary value RELM brings, I believe, will resonate with budget-challenged customers and ultimately result in sales growth.”

Conference Call and Webcast

The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, Thursday, May 5, 2011.  Shareholders and other interested parties may participate in the conference call by dialing 877-317-6789 (international/local participants dial 412-317-6789) and asking to be connected to the “RELM Wireless Corporation Conference Call” a few minutes before 9:00 a.m. Eastern Time on May 5, 2011.  The call will also be webcast at http://www.relm.com.  Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet webcast.  An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.relm.com.

A replay of the conference call will be available one hour after the completion of the call until May 13, 2011, by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID# 449974.

About APCO Project 25 (P25)

APCO Project 25 (P25), which requires interoperability among compliant equipment regardless of the manufacturer, was established by the Association of Public-Safety Communications Officials and is approved by the U.S. Department of Homeland Security.  The shift toward interoperability gained momentum as a result of significant communications failures during emergency events.  RELM was one of the earliest manufacturers of P25-compliant products, and today remains a staunch supporter of the P25 standard.

About RELM Wireless Corporation

As an American Manufacturer for more than 60 years, RELM Wireless Corporation has produced high-specification two-way communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications.  Advances include a broad new line of leading digital two-way radios compliant with APCO Project 25 specifications.  RELM’s products are manufactured and distributed worldwide under BK Radio and RELM brand names. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-821-2900.  The Company’s common stock trades on the NYSE Amex market under the symbol “RWC”.

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act Of 1995.  These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors and risks include, among others, the following: risks relating to uncertain economic conditions in the United States; reliance on contract manufacturers; heavy reliance on sales to the U.S. Government; federal, state and local budget deficits and spending limitations; limitations in available radio spectrum for use by land mobile radios; general economic and business conditions; changes in customer preferences; competition; changes in technology; changes in business strategy; the debt and inventory levels of the Company; quality of management, business abilities and judgment of the Company’s personnel; and the availability, terms and deployment of capital.  Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and in the Company’s subsequent filings with the SEC.  These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

# # #

RELM WIRELESS CORPORATION
Condensed Consolidated Balance Sheets
(In Thousands, Except Share Data) (Unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash & cash equivalents	$5,555	$5,050
Trade accounts receivable, net	2,658	3,900
Inventories, net	13,378	11,942
Deferred tax assets, net	2,165	2,165
Prepaid expenses & other current assets	642	703
Total current assets	24,398	23,760

Property, plant and equipment, net	1,374	1,357
Deferred tax assets, net	5,637	5,637
Capitalized software, net	3,526	3,776
Other assets	251	262

Total assets	$35,186	$34,792

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,261	$2,753
Accrued compensation and related taxes	936	795
Accrued warranty expense	278	266
Accrued other expenses and other current liabilities	145	202
Total current liabilities	4,620	4,016

Deferred revenue	514	386
Long-term debt	2,300	2,000

Commitments and contingencies

Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized
shares, none issued or outstanding.	-	-
Common stock; $0.60 par value; 20,000,000 authorized
shares, 13,508,815 issued and outstanding shares
at March 31, 2011 and December 31, 2010, respectively.	8,105	8,105
Additional paid-in capital	24,454	24,404
Accumulated deficit	(4,807)	(4,119)
Total stockholders' equity	27,752	28,390

Total liabilities and stockholders' equity	$35,186	$34,792

RELM WIRELESS CORPORATION
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	3/31/2011	3/31/2010
	(Unaudited)
Sales, net	$6,714	$6,449

Expenses:
Cost of products	4,113	3,485
Selling, general and administrative expenses	3,248	2,950
Total expenses	7,361	6,435

Operating (loss) income	(647)	14

Other expense:
Interest expense	(35)	0
Other expense	(6)	(12)

Pretax (loss) income	(688)	2

Income tax expense	0	(1)

Net (loss) income	$(688)	$1

(Loss) income per share - basic	$(0.05)	$0.00
(Loss) income per share - diluted	$(0.05)	$0.00

Weighted average common shares outstanding, basic	13,509	13,437
Weighted average common shares outstanding, diluted	13,509	13,874

4